Exhibit 23.10

Consent of Pacifico Corpuz

I consent to the inclusion and/or incorporation by reference in this Registration Statement on Form F-3 of AuRico Gold Inc., which is being filed with the United States Securities and Exchange Commission, of references to my name in and information derived from the following reports and documents:

Sections 15.6.2, 15.6.4, 15.6.5, 15.6.6, 15.6.7, 15.6.8, 20.3.1, 20.3.2, 20.3.3, 20.3.4, 21.2, 21.2.1, 21.4.3 and 21.4.4 of the NI 43-101 Technical Report for the Kemess Underground Project, British Columbia, Canada

Dated this 10th day of June, 2013.

/s/ Pacifico Corpuz
By:	Pacifico Corpuz, P.Eng.
Title:	Senior Mining Engineer
Company:	Tetra Tech WEI Inc.